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                                                                     EXHIBIT 4.4


                                    EXHIBIT E
                          FORM OF NOTATION OF GUARANTEE


                  For value received, each Guarantor (which term includes any successor Person under the Indenture) has, jointly and severally, unconditionally guaranteed, to the extent set forth in the Indenture and subject to the provisions in the Indenture dated as of July 28, 1998 (the "Indenture") among The GNI Group, Inc., the Guarantors listed on Schedule I thereto and United States Trust Company of New York, as trustee (the "Trustee"), (a) the due and punctual payment of the principal of, premium, if any, and interest on the Notes (as defined in the Indenture), whether at maturity, by acceleration, redemption or otherwise, the due and punctual payment of interest on overdue principal and premium, and, to the extent permitted by law, interest, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee all in accordance with the terms of the Indenture and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. The obligations of the Guarantors to the Holders of Notes and to the Trustee pursuant to the Note Guarantee and the Indenture are expressly set forth in Article 10 of the Indenture and reference is hereby made to the Indenture for the precise terms of the Note Guarantee. Each Holder of a Note, by accepting the same, agrees to and shall be bound by such provisions.

                                  GULF NUCLEAR OF LOUISIANA, INC.



                                  By:
                                     ------------------------------------------
                                       Name:   Titus H. Harris
                                       Title:  Executive Vice President


                                  GNI CHEMICALS CORPORATION



                                  By:
                                     ------------------------------------------
                                       Name:   Titus H. Harris
                                       Title:  Executive Vice President


                                  DISPOSAL SYSTEMS, INC.



                                  By:
                                     ------------------------------------------
                                       Name:   Titus H. Harris
                                       Title:  Executive Vice President






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                                  RESOURCE TRANSPORTATION SERVICES, INC.



                                  By:
                                     ------------------------------------------
                                       Name:   Titus H. Harris
                                       Title:  Executive Vice President


                                  DISPOSAL SYSTEMS OF CORPUS CHRISTI, INC.



                                  By:
                                     ------------------------------------------
                                       Name:   Titus H. Harris
                                       Title:  Executive Vice President








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